Exhibit 10.2

SECOND AMENDMENT TO 2024 REVOLVING CREDIT AGREEMENT
This SECOND AMENDMENT TO 2024 REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of May 15, 2020, is entered into by and among (a) THE TJX COMPANIES, INC., a Delaware corporation (the “Borrower”), (b) U.S. BANK NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), and (c) each of the Lenders party hereto.
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain 2024 Revolving Credit Agreement, dated as of March 11, 2016 (as amended by the First Amendment to 2024 Revolving Credit Agreement dated as of May 10, 2019 and as otherwise modified from time to time (the “Credit Agreement”)), pursuant to which the Lenders, upon the terms and conditions set forth therein, have agreed to make Revolving Loans (as defined therein) to the Borrower;
WHEREAS, the Borrower has requested and the Required Lenders and the Administrative Agent are willing to amend the Credit Agreement as more fully provided herein; and
NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.     Defined Terms.  Capitalized terms used but not defined herein shall have the same meanings herein as in the Credit Agreement, as amended hereby.
Section 2.     Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended as follows:
(a)     Amendments to Defined Terms.  (i)  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms as set forth below:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Consolidated Total Assets” means, as of the date of any determination thereof, the total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding the amount of Operating Lease “right-of-use assets” under GAAP, in each case, as set forth on the balance sheet included in the financial statements most recently delivered pursuant to Section 6.01(a) or 6.01(b).

“Eurodollar Base Rate” means, for any Interest Period, the rate per annum equal to LIBOR as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; provided that, if the Eurodollar Base Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for the purposes of this Agreement.

“Leverage Ratio” means, with respect to the last day of any fiscal quarter, the ratio of:

(i)            Funded Debt of the Borrower and its Subsidiaries on a consolidated basis on such day,

to

(ii)            EBITDAR of the Borrower and its Subsidiaries on a consolidated basis for the Test Period ending on such day;

provided, that (a) solely for the purposes of calculating the Leverage Ratio for the Test Period ending on May 1, 2021, EBITDAR of the Borrower and its Subsidiaries on a consolidated basis for such Test Period shall be multiplied by two; and (b) solely for the purposes of calculating the Leverage Ratio for the Test Period ending on July 31, 2021, EBITDAR of the Borrower and its Subsidiaries on a consolidated basis for such Test Period shall be multiplied by 4/3.

“Test Period” means at any time, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time, except that (a) solely for the purposes of calculating EBITDAR for the Test Period ending on May 1, 2021, Test Period shall mean the two consecutive fiscal quarter period then ended, and (b) solely for the purposes of calculating EBITDAR for the Test Period ending on July 31, 2021, Test Period shall mean the three consecutive fiscal quarter period then ended.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

 (ii)            Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Benchmark Replacement” means the sum of: (a) an alternate benchmark rate that has been selected by the Administrative Agent in consultation with the Borrower  giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. syndicated credit facilities denominated in Dollars that are substantially similar to the credit facilities under this Agreement and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.75%, the Benchmark Replacement will be deemed to be 0.75% for the purposes of this Agreement.

         “Benchmark Replacement Adjustment” means, with respect to any replacement under this Agreement of LIBOR with an alternative benchmark rate, for each applicable Interest Period,  the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in consultation with the Borrower  giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate at such time for U.S. syndicated credit facilities denominated in Dollars that are substantially similar to the credit facilities under this Agreement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,”  the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with then-prevailing market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to LIBOR:

(a)            in the case of clauses (ii), (iii) or (iv) of Section 3.03(b), the later of:

(i)            the date of the public statement or publication of information referenced therein and

(ii)            the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR;

(b)            in the case of clause (i) of Section 3.03(b), the earlier of

(i)            the date of the public statement or publication of information referenced therein; and

(ii)            the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such determination and notice by the Required Lenders) and the Lenders; or

(c)            in the case of clause (v) of Section 3.03(b), the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such determination and notice by the Required Lenders) and the Lenders.

“Benchmark Transition Event” is defined in Section 3.03(b).

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced hereunder with a Benchmark Replacement, the period (y) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Loan Documents in accordance with Section 3.03(b) and (z) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Loan Documents pursuant to Section 3.03(b).

“Cash Equivalents” means cash equivalents determined in a manner consistent with the reporting thereof by the Borrower in the Borrower’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“LIBOR” means the London interbank offered rate.

“Liquidity” means, as of any date of determination, the sum of (a) the unused Aggregate Commitments hereunder and under and as defined in the 2022 Revolving Credit Agreement, plus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries at such date that is not designated as restricted on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

 “Second Amendment Effective Date” means May 15, 2020, the effective date of the Second Amendment to this Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Usage Fee” means (a) for each day on which the sum of Total Outstandings under this Agreement plus Total Outstandings (as defined in the 2022 Revolving Credit Agreement) under the 2022 Revolving Credit Agreement exceeds $333,333,333.00, but is less than $666,666,666.00, a fee at a rate of 12.5 basis points per annum, to be paid on the Total Outstandings, and (b) for each day on which the sum of Total Outstandings under this Agreement plus Total Outstandings (as defined in the 2022 Revolving Credit Agreement) under the 2022 Revolving Credit Agreement equals or exceeds $666,666,666.00, a fee at a rate of 25.0 basis points per annum, to be paid on the Total Outstandings.
(iii) Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “LIBOR Successor Rate”.
(b)  Article 1 of the Credit Agreement is hereby amended by inserting the following new Section 1.08:
1.08.  LIBOR Notification. The interest rate on Eurodollar Rate Loans is determined by reference to the Eurodollar Base Rate which is derived from LIBOR. Section 3.03(b) provides a mechanism for (a) determining an alternative rate of interest if LIBOR is no longer available or in the other circumstances set forth in Section 3.03(b) and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of Eurodollar Base Rate  or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.03(b), will have the same value as, or be economically equivalent to, the Eurodollar Base Rate.

(c) Section 2.10 of the Credit Agreement is hereby amended by inserting the following new subsection 2.10(c):
(c)  Usage Fee. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders, pro rata based on the Applicable Percentages, the applicable Usage Fee on the Total Outstandings, for each day on which the sum of Total Outstandings plus Total Outstandings (as defined in the 2022 Revolving Credit Agreement) under the 2022 Revolving Credit Agreement, exceeds $333,333,333. The Usage Fee shall accrue commencing on the Second Amendment Effective Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and the Maturity Date) for the immediately preceding calendar quarter (or portion thereof) (each such calendar quarter or portion thereof for which the Usage Fee is payable hereunder being herein referred to as a “Usage Fee Calculation Period”), beginning with the first of such dates to occur after the Closing Date.  The Usage Fee shall be calculated for actual days elapsed on the basis of a 360-day year.
(d)  Section 3.03 of the Credit Agreement is hereby amended and restated as set forth below:
3.03.  Availability of Types of Borrowings; Adequacy of Interest Rate.
(a)            Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that:
(i)     deposits of a type and maturity appropriate to match fund Eurodollar Rate Loans are not available to such Lenders in the relevant market, or
(ii)    the interest rate applicable to Eurodollar Rate Loans for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining Eurodollar Rate Loans, then the Administrative Agent shall suspend the availability of Eurodollar Rate Loans and require any affected Eurodollar Rate Loans to be repaid or converted to Base Rate Loans,  subject to the payment of any funding indemnification amounts required by Section 3.04.
(b)     Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, that any one or more of the following (each, a “Benchmark Transition Event”) has occurred:

(i)     the circumstances set forth in Section 3.03(a)(ii) have arisen (including, without limitation, a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR described in clause (ii) of this Section 3.03(b) announcing that LIBOR is no longer representative) and such circumstances are unlikely to be temporary,
(ii)     ICE Benchmark Administration (or any Person that has taken over the administration of LIBOR for deposits in Dollars that is acceptable to the Administrative Agent) discontinues its administration and publication of LIBOR for deposits in Dollars,
(iii)     a public statement or publication of information by or on behalf of the administrator of LIBOR described in clause (ii) of this Section 3.03(b) announcing that such administrator has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement, there is no successor administrator that is acceptable to the Administrative Agent that will continue to provide LIBOR after such specified date,
(iv)     a public statement by the supervisor for the administrator of LIBOR described in clause (ii) of this Section 3.03(b), the U.S. Federal Reserve System, an insolvency official with jurisdiction over such administrator for LIBOR, a resolution authority with jurisdiction over such administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over such administrator for LIBOR, which states that such administrator of LIBOR has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement or publication, there is no successor administrator that is acceptable to the Administrative Agent that will continue to provide LIBOR after such specified date; or
(v)     syndicated credit facilities substantially similar to the credit facilities under this Agreement being executed at such time, or that include language substantially similar to that contained in this Section 3.03(b), are being executed or amended, as the case may be, to incorporate or adopt a new benchmark interest rate to replace LIBOR for deposits in Dollars, then the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Base Rate with a Benchmark Replacement. Notwithstanding anything to the contrary in Section 10.01, any such amendment with respect to a Benchmark Transition Event (A) pursuant to any of clauses (i) through (iv) of this Section 3.03(b) will become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders  or (B) pursuant to clause (v) of this Section 3.03(b), will become effective without any further action or consent of any other party to this Agreement on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment.  No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.03(b) will occur prior to the date set forth in the applicable amendment.

In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event (other than pursuant to clause (v) of this Section 3.03(b)), (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(b), including, if applicable, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).
Upon notice to the Borrower by the Administrative Agent in accordance with Section 10.02 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.03(b), (A) any request pursuant to Section 2.02 that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of a Eurodollar Rate Loan may be revoked by the Borrower and if not revoked shall be ineffective and any such Borrowing shall be continued as or converted to, as the case may be, a Borrowing of a Base Rate Loan, and (B) if any request pursuant to Section 2.02 requests a Borrowing of a Eurodollar Rate Loan, such request may be revoked by the Borrower and if not revoked such Borrowing shall be made as a Borrowing of a Base Rate Loan.  During any Benchmark Unavailability Period, the component of the Base Rate based upon the Eurodollar Rate will not be used in any determination of the Base Rate.
(e)     Section 6.01 is hereby amended by adding a new clause (k) after clause (j) therein as follows:
(k)     For each of the fiscal quarters ending August 1, 2020, October 31, 2020 and January 30, 2021, together with the compliance certificate required pursuant to Section 6.01(c), a report signed by a Responsible Officer as to the Liquidity of the Borrower and its Subsidiaries as of the last day of such fiscal quarter.

(f)  Section 7.02 is hereby amended by restating clause 7.02(i) as set forth below:
(i)  other Liens securing Indebtedness or other obligations outstanding at any time not exceeding an amount equal to 7.5% of Consolidated Total Assets; provided, that during the period from the Second Amendment Effective Date through April 30, 2021, the aggregate amount of Indebtedness and other obligations outstanding at any time secured by Liens permitted under this clause (i) shall not exceed $100,000,000;
(g)  Section 7.04 of the Credit Agreement is hereby amended by restating such section as set forth below:
7.04.  Maximum Leverage Ratio.  The Borrower shall not permit its Leverage Ratio to be greater than 3.25 to 1.00 as of the last day of any Test Period ending on or before February 1, 2020, and shall not permit its Leverage Ratio to exceed  (a) 5.00 to 1.00 for the Test Period ending May 1, 2021, (b) 4.50 to 1.00 for the Test Period ending July 31, 2021, (c) 4.00 to 1.00 for the Test Period ending October 30, 2021, and (d) 3.50 to 1.00 for each Test Period ending thereafter, provided that, the Leverage Ratio shall be calculated on a Pro Forma Basis, so long as the Borrower has notified the Administrative Agent in writing of the inclusion or exclusion, as applicable, of the financial results of the Subsidiary, Person, business or assets acquired or disposed of in such acquisition or disposition, as applicable, on a Pro Forma Basis and provided any applicable financial information (including pro forma calculations) to the Administrative Agent. For the avoidance of doubt, the Leverage Ratio shall not apply for any Test Period ending on May 2, 2020, August 1, 2020, October 31, 2020 or January 30, 2021.

(h)  Article 7 of the Credit Agreement is hereby amended by inserting the following new Sections 7.05 and 7.06:

7.05.  Minimum EBITDAR.  The Borrower shall not permit EBITDAR for the fiscal quarter ending January 30, 2021 to be less than $650,000,000 for such fiscal quarter, tested as of the last day of such fiscal quarter.

7.06.  Minimum Liquidity.  The Borrower shall not permit Liquidity at any time from the Second Amendment Effective Date through April 30, 2021, to be less than $1,500,000,000.

(i)  Section 10.19 of the Credit Agreement is hereby amended and restated as set forth below:

10.19.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)   the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 3.    Affirmation and Ratification by the Borrower.  The Borrower hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent, including, without limitation, the  Revolving Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders and the Administrative Agent the Revolving Loans and all other amounts due under the Credit Agreement as amended hereby.  Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.
Section 4.     Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders and Administrative Agent as follows:
(a)     the representations and warranties of the Borrower contained in Article V of the Credit Agreement are (i) with respect to representations and warranties that contain a qualification as to materiality, true and correct in all respects (after giving effect to any such qualification therein), and (ii) with respect to representations and warranties that do not contain a qualification as to materiality, true and correct in all material respects, in each case as of the date hereof  except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be (i) with respect to representations and warranties that contain a qualification as to materiality, true and correct in all respects (after giving effect to any such qualification therein), and (ii) with respect to representations and warranties that do not contain a qualification as to materiality, true and correct in all material respects, in each case on and as of such earlier date, except that for purposes of this clause (a), the representations and warranties contained in Section 5.04 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement;

(b)      the Borrower has the requisite corporate or other organizational power and authority to execute, deliver and perform this Amendment;

(c)      neither the execution and delivery by the Borrower of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions thereof will (i) violate, in any material respect, any law, rule, regulation, order, writ, judgment, injunction, decree or arbitral award binding on the Borrower, (ii) violate the Borrower’s Organization Documents, (iii) violate the provisions of any material indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder;

(d)      this Amendment, the Credit Agreement as amended hereby and each other Loan Document to which the Borrower is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally) and is in full force and effect; and

(e)       as of the date hereof, no Default or Event of Default has occurred and is continuing.

           Section 5.     Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Second Amendment Effective Date”) upon the satisfaction of the following conditions:
(a)       The Administrative Agent shall have received executed counterparts of this Amendment, from each of the Borrower and the Required Lenders;

(b)     The Administrative Agent shall have received a copy of the certificate of incorporation (or comparable constitutive document) of the Borrower, together with all amendments thereto, certified by the Secretary, Assistant Secretary, or other appropriate officer of the Borrower, and a certificate of good standing, certified by the appropriate governmental officer of its jurisdiction of organization, together with  a copy, certified by a Responsible Officer of the Borrower, as applicable, of its by-laws (or any comparable constitutive laws, rules or regulations) and of the resolutions of the finance committee of the board of directors of the Borrower authorizing the execution of this Amendment, and an incumbency certificate, executed by a Responsible Officer the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign this Amendment;

(c)       The Administrative Agent shall have received a fully executed copy of the Second Amendment to the 2022 Revolving Credit Agreement, which shall be in full force and effect; and

(d)     The Administrative Agent shall have received the payment of all fees and expenses required to be paid to Lenders and the Administrative Agent in connection with this Amendment (including, without limitation, fees, charges and disbursements of counsel to the Administrative Agent).

Section 6.     Miscellaneous Provisions.
(a)       THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)      This Amendment shall constitute a Loan Document under the Credit Agreement and all obligations included in this Amendment (including, without limitation, all obligations for the payment of fees and expenses and other amounts) shall constitute Obligations under the Credit Agreement.
(c)      This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(d)      In the manner provided, and subject to the limitations, in Section 10.04 of the Credit Agreement, the Borrower hereby agrees to pay to all reasonable out of pocket fees and expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment (whether or not the transactions contemplated hereby are consummated).
(e)      This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and permitted assigns in accordance with the terms of the Credit Agreement.
(f)       This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements which may have existed with respect thereto.  Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.  To the extent there is any inconsistency between the terms and provisions of any Loan Document and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

THE TJX COMPANIES, INC., AS
BORROWER

By: /s/ Scott Goldenberg
Name: Scott Goldenberg
Title: Senior Executive Vice President, Chief Financial Officer

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, AS
ADMINISTRATIVE AGENT

By: /s/ Frances W. Josephic
Name: Frances W. Josephic
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, AS
A LENDER

By: /s/ Frances W. Josephic
Name: Frances W. Josephic
Title: Senior Vice President

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

HSBC BANK USA, NATIONAL
ASSOCIATION, AS A LENDER

By: /s/ Jaime Mariano
Name: Jaime Mariano
Title: Senior Vice President #21440

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., AS A
LENDER

By: /s/ Alicia Schreibstein
Name: Alicia Schreibstein
Title: Executive Director

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

BANK OF AMERICA, N.A., AS A LENDER

By: /s/ Alexandra Korchmar
Name: Alexandra Korchmar
Title: Associate

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK
BRANCH, AS A LENDER

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By: /s/ Annie Chung
Name: Annie Chung
Title: Director

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, AS A LENDER

By: /s/ Carl Hinrichs
Name: Carl Hinrichs
Title: Director

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

THE BANK OF NEW YORK MELLON, AS A
LENDER

By: /s/ Rachael Dolinish
Name: Rachael Dolinish
Title: Vice President

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

THE BANK OF NOVA SCOTIA, AS A
LENDER

By: /s/ Catherine Jones
Name: Catherine Jones
Title: Managing Director

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, AS
A LENDER

By: /s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Sr. Vice President

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

NATIONAL WESTMINSTER BANK PLC,
AS A LENDER

By: /s/ Jonathan Eady
Name: Jonathan Eady
Title: Director

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

TRUIST BANK (SUCCESSOR IN MERGER
WITH SUNTRUST BANK), AS A LENDER

By: /s/ Matthew J. Davis
Name: Matthew J. Davis
Title: Senior Vice President

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

TD BANK, N.A., AS A LENDER

By: /s/ Craig Welch
Name: Craig Welch
Title: Senior Vice President

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

BARCLAYS BANK PLC, AS A LENDER

By: /s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Director

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

CITIZENS BANK, N.A., AS A LENDER

By: /s/ Patrick Keffer
Name: Patrick Keffer
Title: Senior Vice President

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

COMMERZBANK AG, NEW YORK
BRANCH, AS A LENDER

By: /s/ Pedro Bell
Name: Pedro Bell
Title: Managing Director

By: /s/ Bianca Notari
Name: Bianca Notari
Title: Vice President

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

FIFTH THIRD BANK, AS A LENDER

By: /s/ Todd S. Robinson
Name: Todd S. Robinson
Title: VP

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, AS
A LENDER

By: /s/ Eileen P. Murphy
Name: Eileen P. Murphy
Title: Vice President

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]

SANTANDER BANK, N.A., AS A LENDER

By: /s/ Carolina Gutierrez
Name: Carolina Gutierrez
Title: Vice President

By: /s/ Zara Kamal
Name: Zara Kamal
Title: Vice President

[Signature Page to Second Amendment to 2024 Revolving Credit Agreement]